Rule 424(b)(3)
Registration No. 333-132201

Pricing Supplement dated March 28, 2006
(To Prospectus dated March 7, 2006
and Prospectus Supplement dated March 7, 2006)

TOYOTA MOTOR CREDIT CORPORATION
Medium-Term Notes, Series B - Fixed Rate

Capitalized terms used in this Pricing Supplement that are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.

CUSIP: 89233PXW1

Principal Amount (in Specified Currency): $35,000,000
Issue Price: 100%
Trade Date: March 28, 2006
Original Issue Date: March 30, 2006
Stated Maturity Date: March 30, 2007

Interest Rate: 5.11% per annum
Interest Payment Dates: September 30, 2006 and at Maturity

Net Proceeds to Issuer: $34,947,500
Agent's Discount or Commission: 0.15%
Agent: Toyota Financial Services Securities USA Corporation
Agent's Capacity:
	[X ] Agent
	[ ] Principal

Day Count Convention:
	[X]  30/360
	[ ]  Actual/360
	[ ]  Actual/Actual

Redemption: Not Applicable
Redemption Dates:
Notice of Redemption:

Repayment: Not Applicable
Optional Repayment Date(s):
Repayment Price:




Original Issue Discount:	 Yes
Total Amount of OID: $1,788,500
Yield to Maturity: 5.11%
Initial Accrual Period: September 30, 2006

Specified Currency: U.S. dollars
Minimum Denominations: $100,000 and $1,000 increments thereafter
Form of Note:
	[X] Book-entry only
	[ ] Certificated